                                                                     EXHIBIT 4.1

================================================================================

                                FASTENTECH, INC.,
                                   as Issuer,

                          The GUARANTORS named herein,
                                 as Guarantors,

                                       and

                           BNY MIDWEST TRUST COMPANY,
                                   as Trustee

                                   ----------

                                    INDENTURE

                                   ----------

                             Dated as of May 1, 2003

                                   ----------

                   11 1/2% Senior Subordinated Notes due 2011

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                         Indenture
Section                                                                        Section
-------                                                                       ---------
310(a)(1)..................................................................   7.10
   (a)(2)..................................................................   7.10
   (a)(3)..................................................................   N.A.
   (a)(4)..................................................................   N.A.
   (a)(5)..................................................................   7.08; 7.10
   (b).....................................................................   7.08; 7.10; 12.02
   (c).....................................................................   N.A.
311(a).....................................................................   7.11
   (b).....................................................................   7.11
   (c).....................................................................   N.A.
312(a).....................................................................   2.05
   (b).....................................................................   12.03
   (c).....................................................................   12.03
313(a).....................................................................   7.06
   (b)(1)..................................................................   7.06
   (b)(2)..................................................................   7.06
   (c).....................................................................   7.06; 12.02
   (d).....................................................................   7.06
314(a).....................................................................   4.09; 4.19; 12.02
   (b).....................................................................   N.A.
   (c)(1)..................................................................   7.02; 12.04; 12.05
   (c)(2)..................................................................   7.02; 12.04; 12.05
   (c)(3)..................................................................   N.A.
   (d).....................................................................   N.A.
   (e).....................................................................   12.05
   (f).....................................................................   N.A.
315(a).....................................................................   7.01(b)
   (b).....................................................................   7.05
   (c).....................................................................   7.01
   (d).....................................................................   6.05; 7.01(c)
   (e).....................................................................   6.11
316(a)(last sentence)......................................................   2.09
   (a)(1)(A)...............................................................   6.02
   (a)(1)(B)...............................................................   6.04
   (a)(2)..................................................................   9.02
   (b).....................................................................   6.07
   (c).....................................................................   9.05
317(a)(1)..................................................................   6.08
   (a)(2)..................................................................   6.09
   (b).....................................................................   2.04
318(a).....................................................................   12.01
   (c).....................................................................   12.01

----------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.   Definitions.............................................................................1
SECTION 1.02.   Other Definitions......................................................................33
SECTION 1.03.   Incorporation by Reference of TIA......................................................34
SECTION 1.04.   Rules of Construction..................................................................35

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.   Form and Dating........................................................................35
SECTION 2.02.   Execution and Authentication...........................................................36
SECTION 2.03.   Registrar and Paying Agent.............................................................37
SECTION 2.04.   Paying Agent To Hold Assets in Trust...................................................38
SECTION 2.05.   Holder Lists...........................................................................38
SECTION 2.06.   Transfer and Exchange..................................................................38
SECTION 2.07.   Replacement Notes......................................................................39
SECTION 2.08.   Outstanding Notes......................................................................39
SECTION 2.09.   Treasury Notes.........................................................................40
SECTION 2.10.   Temporary Notes........................................................................40
SECTION 2.11.   Cancellation...........................................................................40
SECTION 2.12.   Defaulted Interest.....................................................................40
SECTION 2.13.   CUSIP Number...........................................................................41
SECTION 2.14.   Deposit of Moneys......................................................................41
SECTION 2.15.   Book-Entry Provisions for Global Notes.................................................41
SECTION 2.16.   Special Transfer Provisions............................................................43

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee.....................................................................46
SECTION 3.02.   Selection of Notes To Be Redeemed......................................................46
SECTION 3.03.   Notice of Redemption...................................................................46
SECTION 3.04.   Effect of Notice of Redemption.........................................................47
SECTION 3.05.   Deposit of Redemption Price............................................................48
SECTION 3.06.   Notes Redeemed in Part.................................................................48

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment of Notes.......................................................................48
SECTION 4.02.   Maintenance of Office or Agency........................................................48
SECTION 4.03.   Corporate Existence....................................................................49

SECTION 4.04.   Payment of Taxes and Other Claims......................................................49
SECTION 4.05.   Maintenance of Properties and Insurance................................................50
SECTION 4.06.   Compliance Certificate; Notice of Default..............................................50
SECTION 4.07.   Compliance with Laws...................................................................51
SECTION 4.08.   Waiver of Stay, Extension or Usury Laws................................................51
SECTION 4.09.   Change of Control......................................................................51
SECTION 4.10.   Limitation on Indebtedness.............................................................53
SECTION 4.11.   Limitation on Restricted Payments......................................................57
SECTION 4.12.   Limitation on Liens....................................................................62
SECTION 4.13.   Limitation on Sales of Assets and Subsidiary Stock.....................................62
SECTION 4.14.   Limitation on Affiliate Transactions...................................................66
SECTION 4.15.   Limitation on Restrictions on Distributions from Restricted Subsidiaries...............68
SECTION 4.16.   Future Guarantors......................................................................70
SECTION 4.17.   Limitations on Layering Indebtedness...................................................70
SECTION 4.18.   SEC Reports............................................................................70
SECTION 4.19.   Limitation on Sales of Capital Stock of Restricted Subsidiaries........................71
SECTION 4.20.   Limitation on Lines of Business........................................................71

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation, Etc.............................................................72

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default......................................................................73
SECTION 6.02.   Acceleration...........................................................................76
SECTION 6.03.   Other Remedies.........................................................................77
SECTION 6.04.   Waiver of Past Defaults................................................................77
SECTION 6.05.   Control by Majority....................................................................78
SECTION 6.06.   Limitation on Suits....................................................................78
SECTION 6.07.   Rights of Holders To Receive Payment...................................................78
SECTION 6.08.   Collection Suit by Trustee.............................................................79
SECTION 6.09.   Trustee May File Proofs of Claim.......................................................79
SECTION 6.10.   Priorities.............................................................................79
SECTION 6.11.   Undertaking for Costs..................................................................80

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.   Duties of Trustee......................................................................80
SECTION 7.02.   Rights of Trustee......................................................................81

SECTION 7.03.   Individual Rights of Trustee...........................................................83
SECTION 7.04.   Trustee's Disclaimer...................................................................83
SECTION 7.05.   Notice of Default......................................................................83
SECTION 7.06.   Reports by Trustee to Holders..........................................................83
SECTION 7.07.   Compensation and Indemnity.............................................................84
SECTION 7.08.   Replacement of Trustee.................................................................85
SECTION 7.09.   Successor Trustee by Merger, Etc.......................................................86
SECTION 7.10.   Eligibility; Disqualification..........................................................86
SECTION 7.11.   Preferential Collection of Claims Against the Company..................................86

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Termination of the Company's Obligations...............................................87
SECTION 8.02.   Legal Defeasance and Covenant Defeasance...............................................88
SECTION 8.03.   Conditions to Legal Defeasance or Covenant Defeasance..................................89
SECTION 8.04.   Application of Trust Money.............................................................91
SECTION 8.05.   Repayment to the Company...............................................................91
SECTION 8.06.   Reinstatement..........................................................................92

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.............................................................92
SECTION 9.02.   With Consent of Holders................................................................93
SECTION 9.03.   Effect on Senior Debt..................................................................94
SECTION 9.04.   Compliance with TIA....................................................................94
SECTION 9.05.   Revocation and Effect of Consents......................................................94
SECTION 9.06.   Notation on or Exchange of Notes.......................................................95
SECTION 9.07.   Trustee To Sign Amendments, Etc........................................................95

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.  Notes Subordinated to Senior Debt......................................................96
SECTION 10.02.  Suspension of Payment When Senior Debt Is in Default...................................96
SECTION 10.03.  Notes Subordinated to Prior Payment of All Senior Debt on Dissolution,
                   Liquidation or Reorganization of the Company........................................98
SECTION 10.04.  Payments May Be Made Prior to Dissolution..............................................99
SECTION 10.05.  Holders To Be Subrogated to Rights of Holders of Senior Debt..........................100
SECTION 10.06.  Obligations of the Company Unconditional..............................................100
SECTION 10.07.  Notice to Trustee.....................................................................100
SECTION 10.08.  Reliance on Judicial Order or Certificate of Liquidating Agent........................101


SECTION 10.09.  Trustee's Relation to Senior Debt.....................................................101
SECTION 10.10.  Subordination Rights Not Impaired by Acts or Omissions of the Company or
                   Holders of Senior Debt.............................................................102
SECTION 10.11.  Noteholders Authorize Trustee To Effectuate Subordination of Notes....................102
SECTION 10.12.  This Article Ten Not To Prevent Events of Default.....................................103
SECTION 10.13.  Trustee's Compensation Not Prejudiced.................................................103

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEE

SECTION 11.01.  Unconditional Guarantee...............................................................103
SECTION 11.02.  Subordination of Subsidiary Guarantee.................................................104
SECTION 11.03.  Limitation on Guarantor Liability.....................................................105
SECTION 11.04.  Execution and Delivery of Subsidiary Guarantee........................................105
SECTION 11.05.  Release of a Guarantor................................................................106
SECTION 11.06.  Waiver of Subrogation.................................................................106
SECTION 11.07.  Immediate Payment.....................................................................107
SECTION 11.08.  No Set-Off............................................................................107
SECTION 11.09.  Guarantee Obligations Absolute........................................................107
SECTION 11.10.  Guarantee Obligations Continuing......................................................107
SECTION 11.11.  Guarantee Obligations Not Reduced.....................................................108
SECTION 11.12.  Guarantee Obligations Reinstated......................................................108
SECTION 11.13.  Guarantee Obligations Not Affected....................................................108
SECTION 11.14.  Waiver................................................................................110
SECTION 11.15.  No Obligation To Take Action Against the Company......................................110
SECTION 11.16.  Dealing with the Company and Others...................................................110
SECTION 11.17.  Default and Enforcement...............................................................111
SECTION 11.18.  Amendment, Etc........................................................................111
SECTION 11.19.  Acknowledgment........................................................................111
SECTION 11.20.  Costs and Expenses....................................................................111
SECTION 11.21.  No Merger or Waiver; Cumulative Remedies..............................................111
SECTION 11.22.  Survival of Guarantee Obligations.....................................................111
SECTION 11.23.  Guarantee in Addition to Other Guarantee Obligations..................................112
SECTION 11.24.  Severability..........................................................................112
SECTION 11.25.  Successors and Assigns................................................................112

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.  TIA Controls..........................................................................112
SECTION 12.02.  Notices...............................................................................112
SECTION 12.03.  Communications by Holders with Other Holders..........................................114
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent....................................114
SECTION 12.05.  Statements Required in Certificate or Opinion.........................................114

SECTION 12.06.  Rules by Trustee, Paying Agent, Registrar.............................................115
SECTION 12.07.  Legal Holidays........................................................................115
SECTION 12.08.  Governing Law.........................................................................115
SECTION 12.09.  No Adverse Interpretation of Other Agreements.........................................115
SECTION 12.10.  No Recourse Against Others............................................................115
SECTION 12.11.  Successors............................................................................115
SECTION 12.12.  Duplicate Originals...................................................................116
SECTION 12.13.  Severability..........................................................................116

Signatures............................................................................................S-1

Exhibit A   -   Form of Note
Exhibit B   -   Form of Legends

Exhibit C   -   Form of Certificate To Be Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
Exhibit D   -   Form of Certificate To Be Delivered in Connection with
                   Transfers Pursuant to Regulation S
Exhibit E   -   Form of Notation of Subsidiary Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE dated as of May 1, 2003 among FASTENTECH, INC., a Delaware corporation (the "Company"), as issuer, and each of the Guarantors named herein, as Guarantors, and BNY Midwest Trust Company, an Illinois trust company, as Trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of 11 1/2% Senior Subordinated Notes due 2011 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          Set forth below are certain defined terms used in this Indenture.

          "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

          "Additional Assets" means:

          (1) any assets (other than Indebtedness and securities) to be used by the Company or a Restricted Subsidiary of the Company in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3) above, such Restricted Subsidiary is primarily engaged in a Related Business.

          "Additional Interest" means any additional interest payable on the Notes pursuant to the terms of the Registration Rights Agreement.

          "Advisory Agreement" means the Advisory Agreement, dated as of May 1, 2003, by and among the Company, certain of its Subsidiaries from time to time and Citicorp Venture Capital Ltd., as in effect on the Issue Date.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, however, that no lender under the Credit Agreement shall be treated as an Affiliate solely by virtue of the exercise of its rights and remedies thereunder. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "amend" means amend, modify, supplement, restate or amend and restate, including successively, and "amending" and "amended" have correlative meanings.

          "asset" means any asset or property, whether real, personal or mixed, tangible or intangible.

          "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction.

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

          (2) the sale of Cash Equivalents in the ordinary course of business;

          (3) dispositions of inventory in the ordinary course of business;

          (4) dispositions of obsolete or worn-out equipment or equipment that is no longer useful in the conduct of the business of the Company and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5) transactions permitted under Article V;

          (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

          (7) for purposes of Section 4.13 only, the making of a Permitted Investment or a disposition subject to and permitted by Section 4.11;

          (8) dispositions of assets with an aggregate fair market value since the Issue Date of less than $1,000,000;

          (9) dispositions in connection with Permitted Liens; and

          (10) sales of accounts receivable and related assets of the type described in the definition of "Permitted Securitization Transaction" to a Securitization Entity for the fair market value thereof and transfers of accounts receivable and related assets of the type described in the definition of "Permitted Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York and Chicago are required or authorized by law or other governmental action to be closed.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP.

          "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the government or any agency or instrumentality (provided, however, that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided, however, that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition thereof, having a credit rating of at least "A" or the equivalent thereof by S&P, or "A" or the equivalent thereof by Moody's;

          (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by S&P, or "A" or the equivalent thereof by Moody's, and having combined capital and surplus in excess of $500,000,000;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) or (3) entered into with any bank meeting the qualifications specified in clause
     (3) above;

          (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's or car-rying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

          (6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through
     (5) above.

          "Change of Control" means:

          (1) any "Person" or "group" of related Persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person or group shall be deemed to have "beneficial ownership" of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power (including by the terms of the organizational documents governing such shares, any agreement or otherwise) of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such Person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such Person or group "beneficially owns," directly or indirectly, more than 50% of the voting power (including by the terms of the organizational documents governing such shares, agreement or otherwise) of the Voting Stock of such parent entity); or

          (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

          (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Consolidated Coverage Ratio" means, with respect to any Person, as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary:

               (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility, including, without limitation, the Credit Agreement, outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

               (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility, including, without limitation, the Credit Agreement, unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

               (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

               (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4) if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated EBITDA" means, without duplication:

          (1) the Consolidated Net Income for such period; plus

          (2) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

               (a) Consolidated Interest Expense;

               (b) Consolidated Income Taxes;

               (c) consolidated depreciation expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP;

               (d) consolidated amortization of intangibles of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; and

               (e) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period, or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); minus

          (3) the aggregate amount of all non-cash charges, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

Notwithstanding the preceding sentence, amounts under clauses (2)(b) through (e) and clause (3), to the extent relating to amounts of a Restricted Subsidiary of a Person, will be added to or subtracted from Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2)(b) through (e) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiar-ies (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP, whether paid or accrued, plus, to the extent not included in such interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations in accordance with GAAP and the interest component of any deferred payment obligations;

          (2) amortization of issuance costs, debt discount or premium, and other financing fees and expenses;

          (3) non-cash interest expense;

          (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

          (6) net costs associated with Hedging Obligations (including amortization of fees);

          (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

          (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

          (10) all interest payable with respect to discontinued operations.

          For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below);

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (a) subject to the limitations contained in clauses (4), (5) and
          (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

               (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (4) any gain (or loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) any extraordinary gain or extraordinary loss; and

          (6) the cumulative effect of a change in accounting principles.

          "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office" means the corporate trust office of the Trustee located at BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

          "Credit Agreement" means the Credit Agreement, dated as of May 1, 2003, among the Company, JP Morgan Chase Bank, as Administrative Agent, and the lenders and letter of credit issuing banks party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements, intercreditor agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or a portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "CVC" means (i) any Subsidiary of Citigroup Inc., a Delaware corporation, including Citicorp Venture Capital Ltd., a New York corporation,
(ii) any investment vehicle that (A) is sponsored or managed (whether through ownership of securities having a majority of the voting power or through the management of investments) by any Subsidiary included in clause (i) hereof and
(B) contains, as a part of its name, "Citigroup," "CVC" or any variant thereof, or (iii) Citigroup Venture Capital Partners, L.P., a Delaware limited partnership, and its Affiliates.

          "CVC Investors" means (i) CVC, (ii) any officer, employee, director or general partner of CVC or general partner of any investment vehicle included in the definition of

"CVC," (iii) any spouse or lineal descendant (including by adoption and stepchildren) of the officer, employee, director, partner or member referred to in clause (ii) above, and (iv) any trust, corporation, partnership or other entity established solely for the benefit of the Persons included in clauses
(ii) or (iii) above.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" shall mean, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

          "Designated Senior Debt" means (1) Indebtedness constituting Senior Debt under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $20,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

          "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

          (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Notes mature or (b) on which there are no Notes outstanding; provided, however, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Company with the provi-sions of this Indenture described in Section 4.09 and Section 4.13 and such repurchase or redemption complies with Section 4.11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder or any successor statute or statutes thereto.

          "Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of, and conducting a majority of its business in, any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

          "Global Note" shall mean one or more IAI Global Notes, Regulation S Global Notes and 144A Global Notes.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means each Subsidiary of the Company (other than a Foreign Subsidiary) in existence on the Issue Date and any Restricted Subsidiary created or ac-quired, directly or indirectly, by the Company after the Issue Date (other than a Subsidiary that is not required to become a Guarantor pursuant to Section 4.16).

          "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to, or that would accrue but for, the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guarantee of such Guarantor.

          Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to, or that would accrue but for, the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement and the guarantees issued in connection therewith, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to the Company or any of its Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Stock;

          (5) any liability for taxes owed or owing by such Guarantor;

          (6) that portion of any Indebtedness incurred in violation of Section
     4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          (8) any Indebtedness of such Guarantor which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the registered holder of any Note.

          "IAI Global Note" means a permanent global security in the form of Exhibit A hereto bearing the legend in Exhibit B and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee.

          "Incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Person at the time it becomes a Restricted Subsidiary. The terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium, if any, in respect of obligations of such Person for borrowed money;

          (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

          (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

          (5) Capitalized Lease Obligations of such Person;

          (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (9) to the extent not otherwise included in this definition, net Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

          In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture") and either:

          (1) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture; or

          (2) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Purchasers" means J.P. Morgan Securities, Inc., Lehman Brothers Inc. and NatCity Investments, Inc.

          "Institutional Accredited Investor" or "IAI" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Notes, interest and any Additional Interest on the Notes.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, or if any such day is not a Business Day, on the next succeeding Business Day.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that none of the following will be deemed to be an Investment:

          (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

          (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

          (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

          For purposes of Section 4.11, the term "Investment" shall include:

          (1) the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

          "Issue Date" means May 1, 2003, the date of original issuance of the Notes.

          "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Investors" means (i) each of the executive officers and directors of the Company who own Voting Stock of the Company, in each case so long as such Person shall remain an executive officer, employee or director of the Company, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the executive officers and directors referred to in clause (i) above, and (iii) any trust, corporation, partnership or other entity established solely for the benefit of the Persons included in clauses (i) and (ii) above.

          "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

          "Maturity Date" means May 1, 2011.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

          "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

          (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or the Restricted Subsidiaries, except in the case of Standard Securitization Undertakings.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

          "Notes" means, collectively, the Company's 11 1/2% Senior Subordinated Notes due 2011 issued in accordance with Section 2.02 (whether on the Issue Date or thereafter) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum of the Company and the Guarantors dated April 24, 2003 relating to the Notes.

          "officer" means the Chairman of the Board, the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed on behalf of the Company by any one of the following: the Chief Executive Officer, the President, the Vice President-Finance, the Treasurer or the Secretary of the Company and delivered to the Trustee.

          "144A Global Note" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of, or counsel to, the Company or the trustee.

          "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes.

          "Permitted Holder" means the CVC Investors and the Management Investors; provided, however, that in no event shall any Persons (other than CVC), collectively, be deemed "Permitted Holders" with respect to more than 30% of the total voting power of all classes of Voting Stock of the Company.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Guarantor; provided, however, that such Person's primary business is a Related Business;

          (3) the Company;

          (4) cash and Cash Equivalents;

          (5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount not to exceed $2,000,000 at any time outstanding;

          (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (9) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

          (10) Investments in existence on the Issue Date;

          (11) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.10;

          (12) assets, Capital Stock or other securities by the Company or a Restricted Subsidiary to the extent the consideration therefor consists solely of Capital Stock of the Company (other than Disqualified Stock);

          (13) any Investment by the Company or any Guarantor in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note that the Securitization

     Entity or such other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Permitted Securitization Transaction;

          (14) Investments in Permitted Joint Ventures of up to $10,000,000 at any one time outstanding.

          The amount of Investments outstanding at any time pursuant to clause
(12) above shall be deemed to be reduced, without duplication:

          (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (12) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

          (b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of the Company's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (12) above.

          "Permitted Joint Venture" means an entity characterized as a joint venture in which the Company or a Restricted Subsidiary (a) owns 30% of the ownership interest and (b) has the right to receive a percentage of the profits or distributions at least equal to the percentage of its ownership interest.

          "Permitted Junior Securities" means, as to the Company or a Guarantor, as the case may be, any securities of the Company or such Guarantor, as the case may be, provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law relating to the Company or such Guarantor, as relevant, that:

          (1) constitute either (x) Capital Stock of the Company or the Guarantor, as the case may be, or (y) Indebtedness of the Company or the Guarantor, as the case may be, subordinated in right of payment to all Senior Debt or Guarantor Senior Debt, as relevant, then outstanding to at least the same extent as the Notes are subordinated as provided in this Indenture;

          (2) not exceeding the interest rate borne by the Notes;

          (3) are not entitled to the benefits of covenants or defaults materially more favorable to the holders of such securities than those then in effect with respect to the Notes; and

          (4) do not provide for any maturity, mandatory redemption, or mandatory repayment or repurchase, upon the occurrence of any event or otherwise, prior to the date six months following the last stated maturity of Senior Debt or Guarantor Senior Debt, as relevant (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

          "Permitted Liens" means, with respect to any Person:

          (1) Liens securing Senior Debt or Guarantor Senior Debt;

          (2) Liens securing the Notes and the Guarantees;

          (3) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (4) Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's, suppliers', landlords' and vendors' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (5) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (6) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (10) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided, however, that:

               (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

               (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (11) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

          (12) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (13) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (14) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Guarantor;

          (15) Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements; and

          (16) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction.

          "Permitted Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), as may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and other assets (including contract rights and all guarantees or other obligations in respect to such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

          "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Public Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock, made pursuant to a registration statement that has been declared effective by the Commission (other than on Form S-4 or S-8 under the Securities
Act).

          "Public Market" means, with respect to the common stock of the Company, that:

          (1) the common stock of the Company is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System; and

          (2) at least 15% of the total issued and outstanding common stock of the Company has been distributed before such time by means of an effective registration statement under the Securities Act of 1933, as amended, and has not been repurchased by the Company or any of its Affiliates.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by the Company or any Restricted Subsidiary; provided, however, that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be Incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of the Company or any Restricted Subsidiary other than the assets so acquired or constructed and improvements thereon.

          "Purchase Money Note" means a promissory Note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which Note is repayable from cash available to Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Qualified Stock" means any Capital Stock of the Company that is not Disqualified Stock.

          "Record Date" means the applicable Record Date specified in the Notes; provided, however, that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

          "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness (or with respect to clause (7) of the second paragraph of Section 4.11, Disqualified Stock) that is Incurred to Refinance any Indebtedness (or with respect to clause (7) of the second paragraph of Section 4.11, Disqualified Stock) existing on the date of the indenture or Incurred in compliance with the indenture (including Indebtedness (or Disqualified Stock, as the case may be) of the Company that Refinances Indebtedness (or Disqualified Stock, as the case may be) of any Restricted Subsidiary and Indebtedness (or Disqualified Stock, as the case may be) of any Guarantor that Refinances Indebtedness (or Disqualified Stock, as the case may be) of either the Company or another Guarantor); provided, however, that:

          (1) (a) if the Stated Maturity of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness (or Disqualified Stock, as the case may be) has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced or (b) if the Stated Maturity of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness (or Disqualified Stock, as the case may be) has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

          (2) the Refinancing Indebtedness (or Disqualified Stock, as the case may be) has an Average Life at the time such Refinancing Indebtedness (or Disqualified Stock, as the case may be) is Incurred that is equal to or greater than the Average Life of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced;

          (3) such Refinancing Indebtedness (or Disqualified Stock, as the case may be) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness (or Disqualified Stock, as the case may be) being Refinanced (plus, without duplication, any additional Indebtedness (or Disqualified Stock, as the case may be) Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness (or Disqualified Stock, as the case may be) and fees Incurred in connection therewith);

          (4) if the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness (or Disqualified Stock, as the case may be) is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced; and

          (5) the obligor(s) on the Refinancing Indebtedness (or Disqualified Stock, as the case may be) shall not include any Person that is not the Company or a Guar-antor or a Person that is an obligor on the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced.

          "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of May 1, 2003 among the Company, the Guarantors and the Initial Purchasers and (ii) with respect to any additional Notes issued after the Issue Date, one or more registration rights agreements between the Company and the other parties thereto relating to rights given by the Company to the purchasers of such additional Notes to register such additional Notes under the Securities Act.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "Related Business" means any business which is the same as, or related, ancillary or complementary to, any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date (as determined in the good faith judgment of the Company's Board of Directors).

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

          "Responsible Officer" when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Security" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securitization Entity" mean a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to, or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and
(c) to which neither the Company nor any Restricted Subsidiary (other than such entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to, or that would accrue but for, the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

          Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to, or that would accrue but for, the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay prin-cipal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of the Company to any of its Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Stock;

          (5) any liability for taxes owed or owing by the Company;

          (6) that portion of any Indebtedness incurred in violation of Section
     4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness of the Company which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Standard Securitization Undertakings" mean representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable.

          "Stated Maturity" means (1) with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal before the date originally scheduled for the payment thereof and (2) with respect to any Capitalized Lease Obligations, the date of the last payment of rent or any other amount due under such lease before the first date such lease may be terminated without penalty.

          "Subordinated Obligation" means any Indebtedness of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the Subsidiary Guarantee of such Guarantor pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

          "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Guarantor pursuant to the terms of the indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Securities" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit B, including, without limitation, the Exchange Securities.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

          (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary (other than Liens on accounts receivable and related assets in connection with a Permitted Securitization Transaction);

          (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

          (3) such designation and the Investment of the Company in such Subsidiary complies with Section 4.11;

          (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

          (5) such Subsidiary is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation:

               (a) to subscribe for additional Capital Stock of such Person; or

               (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception on a pro forma basis taking into account such designation.

          "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing: the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock

          "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.02. Other Definitions.

             Term                   Defined in Section
             ----                   ------------------
"Affiliate Transaction"                    4.14
"Asset Disposition Offer"                  4.13
"Asset Disposition Offer Amount"           4.13
"Asset Disposition Offer Period"           4.13
"Asset Disposition Purchase Date"          4.13
"CBO"                                      2.02

             Term                   Defined in Section
             ----                   ------------------
"Change of Control Offer"                  4.09
"Change of Control Payment"                4.09
"Change of Control Payment Date"           4.09
"Covenant Defeasance"                      8.02
"Coverage Ratio Exception"                 4.10
"Event of Default"                         6.01
"Excess Proceeds"                          4.13
"Guarantee Obligations"                   11.01
"Legal Defeasance"                         8.02
"Non-Payment Default"                     10.02
"Pari Passu Notes"                         4.13
"Participants"                             2.15
"Paying Agent"                             2.03
"Payment Blockage Notice"                 10.02
"Payment Blockage Period"                 10.02
"Payment Default"                         10.02
"Permitted Indebtedness"                   4.10
"Physical Notes"                           2.01
"Registrar"                                2.03
"Restricted Payment"                       4.11
"Successor Company"                        5.01

SECTION 1.03. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (1) "indenture securities" means the Notes;

          (2) "indenture security holder" means a Holder or a Noteholder;

          (3) "indenture to be qualified" means this Indenture;

          (4) "indenture trustee" or "institutional trustee" means the Trustee; and

          (5) "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. Each Note shall have an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E.

          The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes") and shall, to the extent applicable, bear the legends set forth in Exhibit B.

SECTION 2.02. Execution and Authentication.

          One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note or Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $175,000,000 upon a written order of the Company in the form of an Officers' Certificate. Of such Notes issued on the Issue Date, $30,000,000 aggregate principal amount will be issued in exchange for $30,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2012 issued pursuant to the Indenture dated as of August 30, 2002, by and among FabriSteel Products Incorporated, the Guarantors set forth therein and CVC Capital Funding, LLC (the "CBO") in accordance with the terms of the Purchase Agreement dated as of August 27, 2002 by and among FabriSteel Products Incorporated, Profile Steel and Wire Inc., the Ferry Cap and Set Screw Company, Specialty Bar Products Company and the CBO. In addition, the Trustee shall authenticate

Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.10) for original issue upon a written order of the Company in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

          The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this

Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Ten and Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control Offer or an Asset Disposition Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Disposition Offer and not withdrawn.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

          Every replacement Note is an additional obligation of the Company and every replacement Subsidiary Guarantee shall constitute an additional obligation of the Guarantor thereof.

SECTION 2.08. Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Note (subject to the provisions of Section 2.09).

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the

Maturity Date the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or any of its Subsidiaries), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Disposition Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Disposition Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Disposition Purchase Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company, with a copy to the Trustee, within 90 days of such notice, (ii) the Depository ceases to be registered as a clearing agency under the Securities Act and a successor depositary is not appointed by the Company, with a copy to the Trustee, within 90 days of such cessation, (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of certificated Notes or (iv) a Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (i) the Company shall execute, (ii) the Guarantors shall execute notations of Subsidiary Guarantees on and (iii) the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, (ii) the Guarantors shall execute notations of Subsidiary Guarantees on and (iii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y)
     (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
     (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

          (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered pursuant to an effective registration statement under the Securities Act.

          (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. Prior to any transfer of a Note by the Company or any of its Affiliates, the Company or such Affiliate shall notify the transferee of such Note that the transferor of such Note was the issuer or an affiliate of the issuer for purposes of Rule 144 under the Securities Act.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

          If the Company elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Notes To Be Redeemed.

          If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

     (1) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

     (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee, in its sole discretion, shall deem fair and appropriate;

provided, however, that, in the case of a redemption pursuant to Section 6 of the Notes, the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository).

          No Notes of $1,000 or less shall be redeemed in part.

SECTION 3.03. Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At the Company's request, the Trustee shall forward the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8) the Section of the Notes pursuant to which the Notes are to be redeemed.

          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05. Deposit of Redemption Price.

          On or before 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

          The Company shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy
Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates BNY Midwest Trust Company, located at BNY Midwest Trust Company, c/o The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, as such office of the Company in accordance with Section 2.03.

SECTION 4.03. Corporate Existence.

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.04. Payment of Taxes and Other Claims.

          The Company and each of the Guarantors shall, and shall cause each of their respective Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05. Maintenance of Properties and Insurance.

          (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary, and if such discontinuance or disposal would not, individually or in the aggregate, have a material adverse effect on the ability of the Company or the Guarantors to perform each of their respective obligations hereunder; provided further, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

          (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.06. Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officer's knowledge, the Company and each Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any De-fault an Officers' Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07. Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

          Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Subsidiary Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

          If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer to pay an amount in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.09 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued and unpaid interest, if any, to the Change of Control Payment Date) and the Change of Control Payment Date;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof (equal to $1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

          The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          The Company will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.10. Limitation on Indebtedness.

          The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company, any Guarantor and any Securitization Entity that is a Restricted Subsidiary may Incur Indebtedness, and any Restricted Subsidiary may incur Acquired Indebtedness, in either case, if:

          (a) the Consolidated Coverage Ratio for the Company and the Restricted Subsidiaries is at least 2.00 to 1.00; and

          (b) no Default has occurred and is continuing or would occur as a consequence of Incurring the Indebtedness (this proviso, the "Coverage Ratio Exception").

          The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness (collectively, "Permitted Indebtedness"):

          (1) Indebtedness represented by the Notes issued on the Issue Date, the Exchange Securities and the Subsidiary Guarantees;

          (2) any Refinancing Indebtedness Incurred in respect of any Indebtedness outstanding on the Issue Date (other than Indebtedness outstanding under the Credit Agreement and Indebtedness of the type described in clause (4) or (5)) or Incurred pursuant to the first paragraph of this covenant, clause (1) or this clause (2);

          (3) Indebtedness Incurred, whether before, on or after the Issue Date, pursuant to the Credit Agreement and/or pursuant to a Permitted Securitization Transaction in an aggregate principal amount not to exceed the greater of:

               (a) $50,000,000 at any time outstanding, less the aggregate principal amount of all mandatory prepayments of principal and commitment reductions, in each case permanently reducing the commitments thereunder; and

               (b) the sum of (x) 60% of the consolidated book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the consolidated book value of the accounts receivable of the Company and its Restricted Subsidiaries less any amount of any Indebtedness Incurred pursuant to clause (13) below, in each case as determined as of the last day of the most recent fiscal quarter for which internal financial statements are in existence;

          (4) Indebtedness owed by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; provided, however, that

               (a) any such Indebtedness owed by the Company shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Subsidiary Guarantee of such Guarantor; and

               (b) if such Indebtedness is subsequently held by a Person other than the Company or any Restricted Subsidiary, the obligor of such Indebtedness shall be deemed to have Incurred Indebtedness not permitted by this clause (4);

          (5) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Guarantor; provided, however, that the Indebtedness being Guaranteed is, or was at the time of issuance, permitted to be Incurred by another provision of the indenture;

          (6) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that (x) in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (y) such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and not for purposes of speculation;

          (7) Capitalized Lease Obligations and Purchase Money Indebtedness, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed $7,500,000 at any time outstanding;

          (8) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

          (9) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit and guarantees for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (10) Indebtedness in respect of trade and standby letters of credit, performance bonds, bankers' acceptances and surety or appeal bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of its business;

          (11) indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or capital stock of the Company or any Restricted Subsidiary, provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

          (13) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time not to exceed the sum of (x) 60% of the consolidated book value of the inventory of Foreign Subsidiaries and (y) 85% of the consolidated book value of the accounts receivable of such Foreign Subsidiaries, in each case as of the end of the most recent fiscal quarter for which internal financial statements are available;

          (14) Acquired Indebtedness; provided, however, that at the time such Person becomes a Restricted Subsidiary or is acquired by the Company or at the time such Person is merged with or into the Company or one of its Restricted Subsidiaries, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Acquired Indebtedness pursuant to this clause; and

          (15) in addition to the Indebtedness referred to in clauses (1) through (14) above, Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

          The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to Incur such obligation. In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (2) through (15) of the definition of "Permitted Indebtedness" or is entitled to be Incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant (provided, however, that all Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been incurred pursuant to clause (3) of the definition of "Permitted Indebtedness") and, in the Company's sole discretion, may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (2) through (15) of the definition of "Permitted Indebtedness" or the first paragraph of this covenant (provided, however, that at the time of reclassification it meets the criteria in such category or categories). The amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          Accrual of interest, accrual of dividends, fluctuations in exchange rates and commodity prices and the accretion of accreted value will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (2) the principal amount or liquidation preference thereof, together with any interest and dividends thereon that is more than 30 days past due, in the case of any other Indebtedness.

          For purposes of determining compliance of any non-U.S. dollar-denominated Indebtedness with this covenant, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

          The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such time (and, if such Indebtedness is not permitted to be Incurred as of such time under this Section 4.10, the Company shall be in Default of this Section 4.10).

SECTION 4.11. Limitation on Restricted Payments.

          The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) except:

               (a) dividends or distributions payable in Qualified Stock or in options, warrants or other rights to purchase Qualified Stock; and

               (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

          (2) purchase, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or a Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Qualified Stock);

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, before scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations; or

          (4) make any Restricted Investment in any Person

(any of the foregoing referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (a) a Default has occurred and is continuing (or would result from such Restricted Payment);

          (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception; or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3) and (5) of the next paragraph) would exceed the sum of:

               (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

               (ii) the aggregate Net Cash Proceeds received after the Issue Date by the Company or its Restricted Subsidiaries from the (A) issuance and sale of Qualified Stock by the Company or its Restricted Subsidiaries or capital contributions to the Company or (B) issuance and sale of Disqualified Stock or Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged by the Company or its Restricted Subsidiaries for Qualified Stock of the Company or a Restricted Subsidiary, less the amount of any cash, or the fair market value of any other assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange (other than Net Cash Proceeds received from an issuance and sale of Capital Stock to or capital contributions from (x) the Company or a Subsidiary of the Company or (y) an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

               (iii) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (i) above, 100% of (x) any amount received in cash or Marketable Securities (upon conversion thereof to cash within 30 days of receipt thereof) by the Company or any Restricted Subsidiary as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate amount of cash or Marketable Securities (upon conversion thereof to cash within 30 days of receipt thereof) received by the Company or any Restricted Subsidiary upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary) of any Investment made by the Company and the Restricted Subsidiaries since the Issue Date (other than from an Investment in a Restricted Subsidiary); provided, however, that the foregoing sum shall not exceed, in the case of any investee (other than an Unrestricted Subsidiary), the aggregate amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such investee subsequent to the Issue Date; plus

               (iv) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (i) above, 100% of (x) any amount received in cash by the Company or any Restricted Subsidiary as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary of the Company and (y) the fair market value of the net assets of an Unrestricted Subsidiary of the Company, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, the Company or any Restricted Subsidiary, multiplied by the Company's proportionate interest in such Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date.

          The provisions of the preceding paragraph will not prohibit:

          (1) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this
     Section 4.11;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Stock (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash prior to the date of determination) or a substantially concurrent cash capital contribution to the Company; provided, however, that the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

          (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Obligations that qualify as Refinancing Indebtedness;

          (4) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

          (5) so long as no Default or Event of Default has occurred and is continuing, any purchase, repurchase, redemption or other acquisition of Subordinated Obligations from Net Available Cash to the extent not otherwise required to be applied pursuant to Section 4.13; provided, however, that such purchase, repurchase, redemption of other acquisition will be excluded in the calculation of the amount of Restricted Payments;

          (6) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Qualified Stock (or repurchases of such Capital Stock in exchange for cancellation of such loans or advances), in an aggregate amount not in excess of $1,000,000 at any one time outstanding; provided, however, that (a) the amount of such loans and advances will be included in the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from any such sale of Qualified Stock of the Company will be excluded from clause (c)(ii) of the preceding paragraph;

          (7) any purchase, repurchase, redemption of other acquisition of (a) Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company that qualifies as Refinancing Indebtedness or (b) Disqualified Stock of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company that qualifies as Refinancing Indebtedness; provided, however, in each case under this clause (7) that
     (i) such Refinancing Indebtedness is not issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (ii) at the time of such exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (iii) such purchase, repurchase, redemption or other acquisition will be excluded in the calculation of the amount of Restricted Payments;

          (8) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to
     Section 4.09 above (including the purchase of all Notes tendered), any purchase, repurchase, redemption or other acquisition of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase, repurchase, redemption or other acquisition price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (a) at the time of such purchase, repurchase, redemption or other acquisition, no Default shall have occurred and be continuing (or would result therefrom), (b) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section
     4.10 after giving pro forma effect to such Restricted Payment, (c) such purchase, repurchase, redemption or other acquisition is not made, indirectly or indirectly, from the proceeds of (or made in anticipation of) any Incurrence of Indebtedness by the Company or any Subsidiary and (d) such purchase, repurchase, redemption or other acquisition will be included in the calculation of the amount of Restricted Payments;

          (9) purchases of Capital Stock of Restricted Subsidiaries from minority Holders (other than Affiliates of the Company); provided, however, that upon giving effect to any such purchase of Capital Stock of any Restricted Subsidiary, such Subsidiary shall be a Guarantor; provided further, however, that such purchases will be included in the calculation of the amount of Restricted Payments;

          (10) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company to the extent the net cash proceeds thereof are received by the Company (other than from a Restricted Subsidiary of the Company); provided, however, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount of Restricted Payments;

          (11) repayment of all outstanding Indebtedness under the (a) Senior Credit Agreement, dated as of March 16, 2000, as amended, between Nelson Stud Welding, Inc., Progessive Stamping Co. (DE), Inc., the subsidiary borrowers, the lenders and Bank One, NA, as Administrative Agent, (b) Amended and Restated Credit Agreement, dated as of June 11, 1998, as amended, among Fabri-Steel Products, Inc., the eligible subsidiaries, Morgan Guaranty Trust Company, as Agent, (c) Senior Subordinated Credit Agreement dated as of March 31, 1999, between Fabri-Steel Products, Inc., and Citigroup Mezzanine Partners, L.P., (d) Subordinated Credit

     Agreement, dated as of March 17, 2002, by and between FabriSteel Holdings, Inc., and Citicorp Mezzanine Partners, L.P., (e) Swap Transaction Letter Agreement, dated July 5, 2000, between Morgan Guaranty Trust Company of New York and Fabri-Steel Products, Inc. and (f) Letter Agreement, dated November 8, 2000, between Nelson Stud Welding, Inc. and Banc One, NA (Chicago, Illinois) with respect to interest rate swaps; and

          (12) Restricted Payments in an amount not to exceed $10,000,000 in the aggregate.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith, whose resolution with respect thereto shall be delivered to the trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $10,000,000.

SECTION 4.12. Limitation on Liens.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its respective assets (including Capital Stock), whether owned on the date of the indenture or acquired after that date, which Lien secures any Indebtedness that ranks equally with, or is subordinate to the Notes or any Subsidiary Guarantee in right of payment, unless contemporaneously with the Incurrence of such Lien, effective provision is made to secure the Indebtedness due under this Indenture and the Notes or any Subsidiary Guarantees equally and ratably with or prior to such obligation with a Lien on the same collateral for so long as such obligation is secured by such Lien; provided, however, that, in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, the Lien securing such Obligations, will also be subordinated by its terms to the Notes or such Subsidiary Guarantee, as the case may be, at least to the same extent.

SECTION 4.13. Limitation on Sales of Assets and Subsidiary Stock.

          The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the assets subject to such Asset Disposition;

          (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 360 days from the later of the date of such asset Disposition or the receipt of such Net Available Cash:

               (a) to prepay, repay or purchase Senior Debt or Guarantor Senior Debt, including, without limitation, obligations under the Credit Agreement; provided, however, that, in connection with any such prepayment, repayment or purchase, the Company will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

               (b) to repay any Indebtedness that was secured by the assets sold in such Asset Disposition; and

               (c) to invest in Additional Assets.

          Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day after the later of the date of an Asset Disposition or the receipt of Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will be required to make an offer (an "Asset Disposition Offer") to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to repurchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to repurchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be repurchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase and the offer price for the Pari Passu Notes, in accordance with the procedures set forth in the indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other provisions of this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the trustee shall select the Notes and Pari Passu Notes to be repurchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

          The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will repurchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

          Upon the commencement of an Asset Disposition Offer, the Company shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Disposition Offer. Any Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

          (1) that the Asset Disposition Offer is being made pursuant to this
     Section 4.13 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the Asset Disposition Purchase Date;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after the Asset Disposition Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Asset Disposition Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Disposition Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Disposition Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

          (8) the circumstances and relevant facts regarding such Asset Disposition Offer.

          On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.13 and, in addition, the Company will deliver all certificates and Notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the repurchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

          For the purposes of this covenant, the following will be deemed to be cash:

          (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or of any Restricted Subsidiary of the Company that is a Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) above); and

          (2) Notes or other securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted promptly by the Company or such Restricted Subsidiary into cash.

          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

SECTION 4.14. Limitation on Affiliate Transactions.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person that is not an Affiliate;

          (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $2,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board of Directors, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in clause
     (1) above); and

          (3) in the event such Affiliate Transaction involves an aggregate amount in excess of $15,000,000, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

          The preceding paragraph will not apply to:

          (1) transactions exclusively between or among the Company and/or any of its Restricted Subsidiaries; provided, however, in each case, such transaction is not otherwise prohibited by the indenture and that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;

          (2) any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of the Board of Directors of the Company not materially less favorable to the Company or such Restricted Subsidiary than the original agreement as in effect on the Issue Date;

          (3) any directors' fees, employment, compensation, benefit, incentive, indemnity or similar agreements, arrangements or plans in respect of any officer, director, employee or consultant of the Company or any Restricted Subsidiary entered into in the ordinary course of business and approved by the Board of Directors of the Company;

          (4) loans and advances permitted by clause (7) of the definition of "Permitted Investment";

          (5) any transaction with a Unrestricted Subsidiary in the ordinary course of business that complies with the requirements of clause (1) of the first paragraph of this Section 4.14;

          (6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to the indenture on the Issue Date, as these agreements may be amended, modified or supplemented from time to time in compliance with the first paragraph of this Section 4.14;

          (7) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company or the Restricted Subsidiaries in the ordinary course of business that complies with the requirements of clause (1) of the first paragraph of this Section 4.14;

          (8) the Advisory Agreement;

          (9) purchase, lease, supply or similar agreements entered into in the ordinary course of business between the Company or any Restricted Subsidiaries and any Unrestricted Subsidiary or any Affiliate, so long as a majority of the disinterested directors determine that any such agreement is on terms no less favorable to the Company or the Restricted Subsidiary, as applicable, than those that could have been obtained in a comparable arm's-length transaction with Person that is not an Affiliate;

          (10) the issuance and sale of Qualified Stock;

          (11) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 4.11; and

          (12) transactions effected as part of a Permitted Securitization Transaction.

SECTION 4.15. Limitation on Restrictions on Distributions from Restricted
              Subsidiaries.

          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

          (2) make any loans or advances to the Company or any Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

          The preceding provisions will not prohibit:

          (i) any encumbrance or restriction pursuant to this Indenture or an agreement in effect at or entered into on the date of this Indenture (including, without limitation, this Indenture and the Credit Agreement in effect on such date) or any encumbrance or restriction pursuant to any Indebtedness Incurred after the Issue Date no more restrictive, taken as a whole, than the encumbrances or restrictions pursuant to the Credit Agreement or this Indenture;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of such transaction) and outstanding on such date;

          (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to Refinancing Indebtedness or Indebtedness under the Credit Agreement Incurred to refinance Indebtedness pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable, taken as a whole, in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) and (ii) of this paragraph on the Issue Date or the date such Restricted

     Subsidiary became a Restricted Subsidiary, whichever is applicable or are ordinary and customary for a financing of that type and would not materially adversely affect our ability to make payments on the Notes (in each case as determined in good faith by the Board of Directors of the Company);

          (iv) in the case of clause (3) of the first paragraph of this Section 4.15, any encumbrance or restriction:

          (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

          (B) contained in mortgages, pledges or other security agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

          (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

          (v) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 4.15 on the property so acquired;

          (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (vii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

          (viii) any restriction with respect to a Restricted Subsidiary contained in any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary that is in effect on the date such Restricted Subsidiary is acquired by the Company (and is not incurred in contemplation of such acquisition);

          (ix) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (x) any agreement or instrument placing contract restrictions or restrictions applicable only to a Securitization Entity effected in connection with or Liens on receivables or related assets which are the subject of, a Permitted Securitization Transaction.

SECTION 4.16. Future Guarantors.

          If, after the Issue Date, (a) the Company or one or more of its Restricted Subsidiaries (other than a Securitization Entity) shall acquire or create another Subsidiary (other than (x) a Subsidiary that has been designated an Unrestricted Subsidiary or (y) a Foreign Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary (other than a Foreign Subsidiary), then, in each such case, the Issuer shall cause such Restricted Subsidiary (other than a Securitization Entity) to:

          (1) execute and deliver to the Trustee (x) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis and (y) a notation of guarantee in respect of its Subsidiary Guarantee; and

          (2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (x) has been duly authorized, executed and delivered by such Restricted Subsidiary and (y) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

SECTION 4.17. Limitations on Layering Indebtedness.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary and subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be.

SECTION 4.18. SEC Reports.

          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, that availability of the foregoing materials on the Commission's EDGAR service shall be deemed to satisfy the Company's delivery obligations hereunder. In the event that the Company is not permitted to file such re-ports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

SECTION 4.19. Limitation on Sales of Capital Stock of Restricted Subsidiaries.

          The Company will not, and will not permit any Restricted Subsidiary (other than a Securitization Entity) to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or to issue any Capital Stock of any Restricted Subsidiary (other than, if necessary, shares of Capital Stock constituting directors' qualifying shares) to any Person except:

          (1) to the Company or a Wholly-Owned Subsidiary; or

          (2) in compliance with Section 4.13 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made under Section 4.11 as if made on the date of such issuance or sale.

          Notwithstanding the preceding paragraph, the Company may sell all the Capital Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 4.13 and may create Liens that are Permitted Liens.

SECTION 4.20. Limitation on Lines of Business.

          The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation, Etc.

          (a) The Company will not consolidate with or merge with or into, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

          (2) immediately after giving effect to such transaction (including any Indebtedness Incurred and Liens Incurred or granted in connection therewith), no Default has occurred and is continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception;

          (4) each Guarantor (unless it is the other party to the transactions above, in which case clause (1) above shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of this Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          (b) Except as provided in Article Eleven, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Successor Company) another Person, whether or not Affiliated with such Guarantor, unless:

          (1) the Successor Company will be a corporation or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Company (if not such Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Subsidiary Guarantee of such Guarantor and the Registration Rights Agreement; and

          (2) immediately after giving effect to such transaction (including any Indebtedness Incurred and Liens Incurred or granted in connection therewith), no Default has occurred and is continuing.

          (c) Upon any consolidation or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Subsidiary Guarantee, as the case may be, the Surviving Company formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes and the Subsidiary Guarantees with the same effect as if such Surviving Company had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Subsidiary Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Subsidiary Guarantee, if applicable.

          (d) For purposes of this Article V, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

          (e) Notwithstanding clause (3) of Section 5.01(a), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its assets to the Company or a Wholly-Owned Subsidiary of the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose, and with the effect, of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

          Each of the following is an "Event of Default":

          (1) default by the Company in any payment of interest (including Additional Interest as required by the Registration Rights Agreement) on any Note when due and payable, continued for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (2) default by the Company in the payment of principal of or premium, if any, on any Note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (3) failure by the Company or any Guarantor to comply with its obligations described in Article V;

          (4) failure by the Company to comply for 30 days after the notice specified below with any of its obligations under Article Four (other than a failure to repurchase Notes when required pursuant to Section 4.09 or 4.13, which will constitute an Event of Default under clause (2) above);

          (5) failure by the Company to comply for 60 days after the notice specified below with its other agreements contained in this Indenture;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default:

               (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness; or

               (b) results in the acceleration of such Indebtedness before its maturity;

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (7) a court having jurisdiction in the premises enters (a) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Signifi-cant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (a) or (b) above remains unstayed and in effect for a period of 60 consecutive days;

          (8) the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary:

               (a) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

               (b) consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary; or

               (c) files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law; or

               (d) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary or of any substantial part of its property; or

               (e) makes an assignment for the benefit of creditors; or

               (f) admits in writing its inability to pay its debts generally as they become due;

          (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5,000,000 or its foreign currency equivalent (net of any amounts for which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or

          (10) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee and this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

Notwithstanding anything to the contrary herein, a Default under clause (4) or
(5) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause (4) or (5) after the receipt of such notice.

SECTION 6.02. Acceleration.

          In the case of an Event of Default arising from either Section 6.01(7) or (8) with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes, by notice to the Trustee, may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (2) if all existing Defaults have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of overdue principal, premium and interest, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of a Default of the type set forth in Section 6.01(7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such waiver or rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

          If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Note as specified in Section 6.01(1) or (2). The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05. Control by Majority.

          The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking or not taking such action or following or not following such direction.

SECTION 6.06. Limitation on Suits.

          A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holder or Holders of at least 25% in principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and provide to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of indemnity; and

          (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

          If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal and premium due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

          Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of a Default:

          (1) the Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes, it may require an Officers' Cer-tificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

          If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Noteholder notice of the uncured Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Disposition Purchase Date pursuant to an Asset Disposition Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06. Reports by Trustee to Holders.

          Within 60 days after each November 15, beginning with November 15, 2003, the Trustee shall, to the extent that any of the events described in TIA
(S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
(S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

          The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Company and the Guarantors under this Section 7.07 shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Guarantor Senior Debt pursuant to Section 11.02 except assets or money held in trust to pay principal of or interest on particular Notes.

          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $75,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Company.

          The Trustee, in its capacity as Trustee hereunder, shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations.

          The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes in accordance with the provisions hereof or (ii) all Notes have otherwise become or will become due and payable;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to the Notes; and provided further, however, that from and after the time of deposit, the U.S. Legal Tender or U.S. Government Obligations, or combination thereof, deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten or Guarantor Senior Debt pursuant to the provisions of Section 11.02 and the Holders shall have a valid, perfected, exclusive security interest in such deposit;

          (c) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the Credit Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Facility or any other material agreement or instrument then known to such counsel that binds or affects the Company.

          Subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

          (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

          (iv) this Article Eight.

          Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 (with respect to Restricted Subsidiaries only), 4.04, 4.05, 4.07 and 4.09 through 4.20 and clause (3) or (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.03 hereof, clauses (3) (solely with respect to the failure of the Company to comply with clause (3) or (4) of Section 5.01(a)), (4), (5), (6),
(7), (8) and (9) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated

     Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided, however, that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04. Application of Trust Money.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree in writing with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to the Company.

          Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

          Subject to Section 9.03, the Company, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (3) to add Subsidiary Guarantees;

          (4) to secure the Notes;

          (5) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (6) to make any change that would provide any additional rights or benefits to the Holders of Notes or surrender any power conferred upon the Company;

          (7) to make any change that would not adversely affect the rights of any Holder;

          (8) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (9) to provide for the issuance of the Exchange Securities or any other Notes issued under this Indenture in accordance with Section 2.02;

provided, however, that the Company has delivered to the Trustee an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

          (a) Subject to Sections 6.07 and 9.03, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees, without notice to any other Noteholders. Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees without notice to any other Noteholders.

          (b) Notwithstanding Section 9.02(a), without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) make any Note payable in money other than that stated in the Notes;

          (5) impair or affect the right of any Holder of Notes to receive payment of principal of and interest on the Notes on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or make any changes in the provisions of this Indenture permitting Holders of a majority in principal amount of Notes to waive any past Default and its consequences;

          (6) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

          (7) make any change to Article Ten or Section 11.02 (including the related definitions) that adversely affects the rights of the Holders of the Notes; or

          (8) make any change in the preceding amendment and waiver provisions which require each Holder's consent.

          (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Effect on Senior Debt.

          No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten or Guarantor Senior Debt under Section 11.02 and the defined terms as used therein without the consent of such holder or its Representative.

SECTION 9.04. Compliance with TIA.

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees shall comply with the TIA as then in effect.

SECTION 9.05. Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06. Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. Trustee To Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt.

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations due in respect of Senior Debt (including the Obligations with respect to the Senior Credit Facility, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the foregoing, payments and distributions
(a) of Permitted Junior Securities and (b) made relating to the Notes from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as, with respect to (b), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Senior Credit Facility or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten or Section 11.02 of this Indenture when made.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. Suspension of Payment When Senior Debt Is in Default.

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, any Designated Senior Debt (a "Payment Default"), then no payment or distribution of any kind or character shall be made by the Company with respect to any Obligations on or with respect to the Notes or to acquire any of the Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities).

          (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-Payment Default") and if the Representative for the respective issue of Designated Senior Debt gives notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period (the

"Payment Blockage Period") beginning upon the date of receipt of such Payment Blockage Notice and ending on the earlier of the 179th day after such date of receipt and the date on which (x) all Non-Payment Default with respect to such Designated Senior Debt have been cured or waived, (y) such Designated Senior Debt with respect to which any such Non-Payment Default has occurred and is continuing is discharged or paid in full in cash or cash equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, unless the maturity of the Designated Senior Debt has been accelerated, neither the Company nor any other Person on its behalf shall make any payment or distribution of any kind or character with respect to any Obligations on or with respect to the Notes or acquire any of the Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities). Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

          (c) The foregoing Sections 10.02(a) and (b) shall not apply to payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trust established pursuant to Article Eight, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten when made.

          (d) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts outstanding on the Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt on
               Dissolution, Liquidation or Reorganization of the Company.

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations due in respect of Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise (other than, in each case, Permitted Junior Securities). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, assets or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. Payments May Be Made Prior to Dissolution.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided, however, that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of
Section 10.02 and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05. Holders To Be Subrogated to Rights of Holders of Senior Debt.

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06. Obligations of the Company Unconditional.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of the Company received upon the exercise of any such remedy.

SECTION 10.07. Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. Trustee's Relation to Senior Debt.

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the
               Company or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of
               Notes.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. This Article Ten Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13. Trustee's Compensation Not Prejudiced.

          Nothing in this Article Ten will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEE

SECTION 11.01. Unconditional Guarantee.

          Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Company and all other obligations of the other Guarantors (including under the Subsidiary Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "Guarantee Obligations"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obliga-tion of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. A Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

SECTION 11.02. Subordination of Subsidiary Guarantee.

          The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents to Guarantor Senior Debt on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof. In addition to the foregoing in this Section 11.02, all of the covenants, obligations and agreements contained in Arti-cle Ten (together with related definitions) shall be deemed incorporated in this
Section 11.02, mutatis mutandis, as if references to the Company therein are references to each Guarantor herein and references to Senior Debt therein are references to Guarantor Senior Debt herein. This Section 11.02 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions in accordance with the terms of this Section 11.02.

SECTION 11.03. Limitation on Guarantor Liability.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04. Execution and Delivery of Subsidiary Guarantee.

          To further evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Subsidiary Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other Person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor's Subsidiary Guarantee of such Note shall nevertheless be valid.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05. Release of a Guarantor.

          In the event a Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary, such Guarantor will be released from its obligations under the indenture and its Subsidiary Guarantee if:

          (1) the sale or other disposition is in compliance with this Indenture, including the Sections 4.13 and 4.19; and

          (2) all the obligations of such Guarantor under the Credit Agreement and related documentation and any other agreements relating to any other Indebtedness of the Company or the Restricted Subsidiaries (other than such Guarantor) terminate upon consummation of such transaction.

          A Guarantor will be released from its obligations under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

          The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under its Subsidiary Guarantee upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

          Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06. Waiver of Subrogation.

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07. Immediate Payment.

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08. No Set-Off.

          Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09. Guarantee Obligations Absolute.

          The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10. Guarantee Obligations Continuing.

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instru-ment or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11. Guarantee Obligations Not Reduced.

          The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.12. Guarantee Obligations Reinstated.

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13. Guarantee Obligations Not Affected.

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bank-ruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Company or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Subsidiary Guarantee, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

          (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Subsidiary Guarantee; and

          (j) any other circumstance, including release of a Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Subsidiary Guarantee hereunder.

SECTION 11.14. Waiver.

          Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 11.15. No Obligation To Take Action Against the Company.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under this Indenture.

SECTION 11.16. Dealing with the Company and Others.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d) accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17. Default and Enforcement.

          If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18. Amendment, Etc.

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19. Acknowledgment.

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.20. Costs and Expenses.

          Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

SECTION 11.21. No Merger or Waiver; Cumulative Remedies.

          No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22. Survival of Guarantee Obligations.

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 11.23. Guarantee in Addition to Other Guarantee Obligations.

          The obligations of each Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.24. Severability.

          Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.25. Successors and Assigns.

          Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02. Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or a Guarantor:

          c/o FastenTech, Inc.
          8500 Normandale Lake Blvd.
          Suite 1230
          Minneapolis, MN 55437
          Attention: President

          Telephone: (952) 921-2092
          Facsimile: (952) 921-2099

     with a copy to:

          Dechert LLP
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention: John LaRocca

          Telephone: (215) 994-4000
          Facsimile: (215) 994-2222

     if to the Trustee:

          BNY Midwest Trust Company
          2 North LaSalle Street
          Suite 1020
          Chicago, IL 60602
          Attention: Corporate Trust Administration

          Telephone: (312) 827-8547
          Facsimile: (312) 827-8542

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if Personally delivered; when answered back; when receipt is acknowledged, if telecopied; five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

          Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture, the Notes or the Subsidiary Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08. Governing Law.

          This Indenture, the Notes and the Subsidiary Guarantees will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

          No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11. Successors.

          All agreements of the Company and the Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

          In case any one or more of the provisions in this Indenture, in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                FASTENTECH, INC.,
                                as Issuer


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: Chief Financial Officer, Executive
                                         Vice President, Treasurer and Secretary

                                PROGRESSIVE STAMPING CO. (DE), INC.


                                By: /s/ Ronald B. Kalich
                                    --------------------------------------------
                                    Name: Ronald B. Kalich
                                    Title: Vice President


                                NELSON STUD WELDING, INC.


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: Executive Vice President, Treasurer
                                       and Secretary


                                FABRI-STEEL PRODUCTS INCORPORATED


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: Chief Financial Officer, Executive
                                       Vice President, Treasurer and Secretary


                                NELSON STUD WELDING INTERNATIONAL, INC.


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: President and Assistant Secretary


                                PROFILE STEEL AND WIRE, INC.


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: President and Assistant Secretary

                                THE FERRY CAP AND SET SCREW COMPANY


                                By: /s/ Ronald B. Kalich
                                    --------------------------------------------
                                    Name: Ronald B. Kalich
                                    Title: Vice President


                                SPECIALTY BAR PRODUCTS COMPANY


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: Assistant Treasurer and Assistant
                                       Secretary


                                INTEGRATED ENERGY TECHNOLOGIES, INC.


                                By: /s/ David L Harbert
                                    --------------------------------------------
                                    Name: David L. Harbert
                                    Title: Secretary and Treasurer

                                BNY MIDWEST TRUST COMPANY,
                                as Trustee


                                By: /s/ D. G. Donovan
                                    --------------------------------------------
                                    Name: D. G. Donovan
                                    Title: Assistant Vice President

                                                                       EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                                FASTENTECH, INC.
                     11 1/2% Senior Subordinated Notes 2011

                                                                  CUSIP No.[___]

No. [___]                                                                 $[___]

          FASTENTECH, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of [________________] on May 1, 2011.

          Interest Payment Dates: May 1 and November 1, commencing November 1, 2003.

          Record Dates: April 15 and October 15.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: [_____]

                                FASTENTECH, INC.


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 11 1/2% Senior Subordinated Notes due 2011 described in the within-mentioned Indenture.

Dated: [_____]                 BNY MIDWEST TRUST COMPANY,
                                as Trustee


                                By:
                                    --------------------------------------------
                                    Authorized Signatory

                                (Reverse of Note)

                   11 1/2% Senior Subordinated Notes due 2011

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          SECTION 1. Interest. FastenTech, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2% per annum from May 1, 2003 until maturity. The Company will pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing November 1, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Company shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes not issued in global form at their respective addresses set forth in the register of Holders of Notes; provided, however, that all payments of principal, premium and interest with respect to Notes the Holders of $500,000 aggregate principal amount or more of which have given wire transfer instructions to the Company prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

          SECTION 3. Paying Agent and Registrar. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          SECTION 4. Indenture and Subordination. The Company issued the Notes under an Indenture dated as of May 1, 2003 ("Indenture") by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt and Guarantor Senior Debt.

          SECTION 5. Optional Redemption. Except as set forth in Section 6 hereof, the Notes will not be redeemable at the Company's option until May 1, 2007. On or after May 1, 2007, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year                                             Percentage
----                                             ----------
2007..........................................    105.750%
2008..........................................    102.875%
2009 and thereafter...........................    100.000%

          SECTION 6. Optional Redemption upon Public Equity Offering. At any time prior to May 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, including additional Notes permitted under the Indenture, if any, with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price equal to 111.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) there is a Public Market at the time of such redemption; (ii) at least 65% of the aggregate principal amount of Notes issued under the Indenture, including additional Notes permitted under the Indenture, if any, remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (iii) such redemption shall occur within 90 days after the date of the closing of such Public Equity Offering (or, if later, the closing of any over-allotment option with respect thereto).

          SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price in each equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders to receive interest due on the relevant interest payment date).

          The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

          SECTION 9. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          SECTION 12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

          SECTION 13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

          SECTION 14. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

          SECTION 15. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur indebtedness, to make restricted payments, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to Incur other indebtedness senior to the Notes but subordinate to other Indebtedness. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          SECTION 16. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 17. Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          SECTION 18. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          SECTION 19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          SECTION 20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          SECTION 21. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 11 1/2% Senior Subordinated Note due 2011 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement./a/

          SECTION 22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          SECTION 23. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to

----------
/a/ This Section not to appear on Exchange Notes or on Notes to which the Holder is not a party to the Registration Rights Agreement.

applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 24. Indenture. Each Holder, by accepting this Note, agrees to be bound by the terms and provisions of the Indenture as the same may be amended from time to time.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                         agent to
                        ---------------------------------------
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                                   Signed:
       -----------------                 ---------------------------------------
                                               (Sign exactly as name appears on
                                                the other side of this Note)


Signature Guarantee:
                                ------------------------------------------------
                                Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                    Check One

(1)  [ ]   to the Company or a subsidiary thereof; or

(2)  [ ]   pursuant to and in compliance with Rule 144A under the Securities
           Act; or

(3)  [ ]   to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  [ ]   outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  [ ]   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  [ ]   pursuant to an effective registration statement under the
           Securities Act; or

(7)  [ ]   pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

          [ ] The transferee is an Affiliate of the Company.

          Unless one of items (1) through (7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of item (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated:                           Signed:
       -----------------------           ---------------------------------------
                                         (Sign exactly as name appears on the
                                          other side of this Note)


Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -----------------------           ---------------------------------------

                                         NOTICE: To be executed by an executive
                                                 officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

          Section 4.09 [ ]       Section 4.13 [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $
         -----------


Dated:                                   Signed:
       -----------------                         -------------------------------
                                                  (Sign exactly as name
                                                  appears on the other
                                                  side of this Note)


Signature Guarantee:
                                 -----------------------------------------------
                                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

          Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof, unless otherwise agreed by the Company and the Holder thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          Each Global Note authenticated and delivered hereunder shall also bear the following legend:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                 [_______], [__]

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Il 60602
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

          In connection with our proposed purchase of 11 1/2 % Senior Subordinated Notes due 2011 (the "Notes") of FASTENTECH, INC., a Delaware corporation (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated April 24, 2003, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer restrictions" of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer pursuant to clause (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and we further agree to provide to any Person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                 Very truly yours,

                                                 [Name of Transferee]


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                 [_______], [__]
BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Il 60602

Attention:  Corporate Trust Administration

                  Re: FastenTech, Inc. (the "Company") 11 1/2 % Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $[______] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a Person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 Very truly yours,

                                                 [Name of Transferor]


                                                 By:
                                                     ---------------------------
                                                        Authorized Signature

                                                                       EXHIBIT E

                              SUBSIDIARY GUARANTEE

          For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 1, 2003, among FastenTech, Inc., a Delaware corporation, as issuer (the "Company"), the Guarantors named therein and BNY Midwest Trust Company, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

          No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of the Guarantors under the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

          This Subsidiary Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or cash equivalents of all Guarantor Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

          This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Subsidiary Guarantee.

          This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Subsidiary Guarantee to be duly executed.

Date:  [_______]

                                                 [___________]


                                                 By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                      E-3